Exhibit 10.2

AXOGEN, INC.

NON–QUALIFIED STOCK OPTION INDUCEMENT AWARD AGREEMENT

This Non–Qualified Stock Option Inducement Award Agreement (the “Agreement”), effective as of this 22 day of January, 2019 (the “Effective Date”), by and between AxoGen, Inc., a Minnesota corporation (the “Company”), and Eric Sandberg (“Optionee”) is made in connection with the Optionee’s entry into employment within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement between the Optionee and the Company as may be in effect (the “Service Agreement”), the Service Agreement shall control, and this Agreement shall be deemed to be modified accordingly. Capitalized terms used but not defined herein shall have the meanings set forth in that certain Employment Agreement by and between the Company and the Optionee dated as of January 21, 2019 (the “Employment Agreement”).

WHEREAS, the Company wishes to grant this stock option (the “Option”) to Optionee pursuant to the terms and conditions herein contained.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Grant of Option.  The Company hereby grants to Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of 45,000 shares (the “Shares”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company at the exercise price of $16.17 per Share on the terms and conditions set forth herein.  It is understood and agreed that such price is not less than the closing price of a share of Common Stock on the NASDAQ on the Effective Date.  The Option is not intended to qualify as a non-qualified stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Duration and Exercisability. The Option is subject to the following terms and conditions:

(a) The Option may not be exercised by Optionee except as set forth herein, and the Option shall in all events terminate ten (10) years from the date hereof (the “Termination Date”).

(b) The Option shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution.

(c) Subject to the Optionee’s continued employment with Company or any of its subsidiaries, the Option shall vest and may be exercised by Optionee in cumulative installments as follows, which cannot exceed 100% of the Shares subject to the Option:

On or after each of the following dates	Percentage of Shares as to which the Option is exercisable
January 22, 2021	50.0%
July 22, 2021	12.5%
January 22, 2022	12.5%
July 22, 2022	12.5%
January 22, 2023	12.5%

If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.  Except as otherwise described in Section 3(c) of this Agreement, during the lifetime of Optionee, the Option shall be exercisable only by Optionee.  The vesting of the Option is subject to acceleration under the circumstances described in Sections 2(d) and  3(c).

(d) The Company shall have the discretion to determine the treatment of the Option upon the occurrence of a Change in Control. Notwithstanding the foregoing and the provisions of subparagraph 2(c) above, if a Change in Control occurs, the Option shall automatically accelerate and become fully exercisable in the event that within twelve months following the Change in Control the employee is terminated without Substantial Cause or leaves the Company for Good Reason.  Good Reason, except as otherwise provided in the Employment Agreement, shall mean the occurrence of any one or more of the following:

I. the assignment to Optionee of any duties inconsistent in any respect with his/her position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to the Change in Control of the Company or any other action of the Company which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Company promptly after receipt of notice thereof given by Optionee;

II. a reduction by the Company in Optionee's base salary as in effect on the date hereof and as the same shall be increased from time to time hereafter; or

III. the failure by the Company to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which Optionee was participating at the time of the Change in Control of the Company or (B) provide Optionee with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the Change in Control of the Company (or as in effect following the Change in Control of the Company, if greater).

(e) Optionee shall not have any rights as a stockholder with respect to the shares subject to the Option until the date of exercise.
3.	Effect of Termination of Employment with the Company.

(a) In the event that Optionee shall cease to be employed by the Company or its subsidiaries, for any reason other than by the Company or its subsidiaries (i) for Substantial Cause (as defined below), (ii) due to Optionee’s death or (iii) due to the Optionee’s Disability (as defined below), Optionee shall have the right to exercise the Option at any time within 90 days after such termination of employment to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of termination, subject to the condition that the Option shall not be exercisable after the expiration of its term.

(b) In the event that Optionee shall cease to be employed by or provide services to the Company or its subsidiaries by reason of Optionee’s termination by the Company or its subsidiaries for Substantial Cause, the Option shall automatically terminate and shall not be exercisable thereafter.  In addition, notwithstanding the prior provisions of this Section 3, if Optionee engages in conduct that constitutes Substantial Cause after Optionee’s employment or service with the Company or its subsidiaries terminates, the Option shall immediately terminate.

(c) In the event that Optionee shall die while employed by the Company or its subsidiaries, or within 90 days after termination of his employment with the Company or its subsidiaries for any reason other than by the Company or its subsidiaries for Substantial Cause, or if Optionee’s employment with the Company or its subsidiaries is terminated on account of Optionee’s Disability, and Optionee shall not have fully exercised the Option, the Option may be exercised at any time within 12 months after the date of Optionee’s death or termination of employment because of Disability by the legal representative or, if applicable, guardian of Optionee or by any person to whom the Option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of Shares Optionee was entitled to purchase under the Option on the date of death (or termination of his employment, if earlier) or termination of Optionee’s employment because of Disability and subject to the condition that the Option shall not be exercisable after the expiration of its term.

4.	Definitions.
(a) For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if:

I. any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall, together with his, her or its “Affiliates” and “Associates” (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the “Beneficial Owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (any such person being hereinafter referred to as an “Acquiring Person”);

II. the “Continuing Directors” (as hereinafter defined) shall cease to constitute a majority of the Company’s Board of Director during a 12-month period s; or

III. there should occur (A) any consolidation or merger involving the Company and the Company shall not be the continuing or surviving corporation or the shares of the Company’s capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to a merger or consolidation in which (i) the Company is the surviving corporation and (ii) the stockholders of the Company immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

(b) For purposes of this Agreement, a “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate and who (i) was a member of the Company’s Board of Directors on the date of grant of the Option, or (ii) subsequently became a member of the Board of Directors, upon the nomination or recommendation, or with the approval of, a majority of the Continuing Directors.

(c) For purposes of this Agreement “Substantial Cause” shall have the meaning as defined in the Employment Agreement.

(d) For purposes of this Agreement, the term “Disability” shall be defined in accordance with the meaning proscribed in Section 22(e)(3) of the Code.
5.	Manner of Exercise.

(a) The Option may only be exercised by Optionee or other proper party within the option term by delivering written notice of exercise to the Company at its principal executive office.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the exercise price for all of the Shares designated in the notice.

(b) Payment of the exercise price shall be made by:

•	certified or bank cashier’s check payable to the Company (cash);
•

tender of shares of the Company’s Common Stock, which, unless the Committee provides its consent, must have been, previously owned by Optionee, having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or a combination of cash and shares equal to such exercise price;

•

attestation of the Company’s Common Stock valued at Fair Market Value as of the date of exercise of the Option equal to the exercise price of the Option, or a combination of cash and shares equal to such exercise price; or

•

net settlement of the Option, using a portion of the Shares to be obtained on exercise in payment of the exercise price of the Option (and, if applicable, any required minimum tax withholding or such greater amount permitted under FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, and amendments thereto, for equity-classified awards).

6. Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split–up, spin–off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company or other similar corporate transaction or event affects the Common Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, and all or any portion of the Option shall then be unexercised and not yet expired, then the Committee shall, in such manner as it may deem equitable, adjust (i) the number of Shares subject to the Option or (ii) the exercise price of the Option.

7. Miscellaneous.

(a) No Rights of Shareholders.  Neither Optionee,  Optionee’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a shareholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Optionee,  Optionee’s legal representative or permissible assignee, as applicable.

(b) No Right to Continuance of Services.  This Agreement shall not confer on Optionee any right with respect to the continuance of any relationship with the Company or any subsidiary of the Company, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(c) Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, or its non-US equivalent, postage prepaid, return receipt requested, to the Company at its principal place of business or to the Optionee at the address on the payroll records of the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

(d) No Liability of Committee Members. No member of the Compensation Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Agreement may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Agreement unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(e) Administration. Any question concerning the interpretation of this Agreement or the Option, any adjustments required to be made to the Option hereunder, and any controversy that may arise with respect to the Option shall be determined by the Compensation Committee of the board of directors of the Company (the “Compensation Committee”) in its sole and absolute discretion. All decisions by the Compensation Committee shall be final, binding and conclusive. The Compensation Committee may, in its sole discretion, establish any “blackout” period, during which transactions affecting the Option may not be effectuated, that it deems necessary or advisable.

(f) Specified Employee Delay. To the extent any payment under this Agreement is considered “deferred compensation” as defined by Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon separation from service (as defined by Section 409A of the Code and applicable regulations) before the date that is six months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

(g) Governing Law.  The validity, construction and effect of this Agreement, and any rules and regulations relating to this Agreement, shall be determined in accordance with the laws of the State of Minnesota.

(h) Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of this Agreement, such provision shall be stricken as to such jurisdiction or this Agreement, and the remainder of this Agreement shall remain in full force and effect.

(i) No Trust or Fund Created.  This Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and Optionee or any other person.

(j) Headings.  Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

(k) Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of state and federal securities law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of the NASDAQ Global Market or any other applicable stock exchange and the Minnesota Business Corporation Act.  As a condition to the exercise of the Option, the Company may require that the person exercising or paying the exercise price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(l) Withholding.  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to assure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

(m) Consultation With Professional Tax and Investment Advisors.  Optionee acknowledges that the grant, exercise, vesting or any payment with respect to this Option, and the sale or other taxable disposition of the Shares acquired pursuant to the exercise thereof, may have tax consequences pursuant to the Code or under local, state or international tax laws. Optionee further acknowledges that such Optionee is relying solely and exclusively on Optionee’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, Optionee understands and agrees that any and all tax consequences resulting from this Option and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to this Agreement, is solely and exclusively the responsibility of Optionee without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse such holder for such taxes or other items.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, effective as of the Effective Date.

AXOGEN, INC.

By: /s/ Karen Zaderej

     Name:  Karen Zaderej

     Its: CEO, President & Chairman

Date: January 22, 2019

OPTIONEE

/s/ Eric Sandberg

Eric Sandberg

Date: January 22, 2019